Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 17, 2013)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 30, 2013 of $4,057,500 (or $.78 per share diluted) compared to net income of $3,516,000 (or $.67 per share diluted) in the first quarter of 2012.

The Company’s earnings growth during the first quarter was primarily driven by an increase in the size and performance of its lease portfolio and, to a lesser extent, its franchising business which experienced slower growth when compared to last year’s first quarter.  During the quarter, the Company reduced its bank debt by $6.3 million.

Winmark Corporation creates, supports and finances business.  At March 30, 2013, there were 983 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, and Music Go Round®.  An additional 60 retail franchises have been awarded but are not open.  In addition, at March 30, 2013, the Company had a lease portfolio equal to $35.8 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 30, 2013	December 29, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$2,191,500	$2,233,400
Marketable securities	89,300	85,900
Receivables, net	1,211,100	1,237,100
Net investment in leases - current	14,599,400	13,461,200
Income tax receivable	—	1,400,700
Inventories	72,000	71,200
Prepaid expenses	422,500	445,200
Total current assets	18,585,800	18,934,700
Net investment in leases — long-term	21,237,200	22,697,100
Property and equipment, net	1,176,100	1,229,500
Other assets	677,500	677,500
	$41,676,600	$43,538,800
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$4,500,000	$10,800,000
Accounts payable	1,828,500	2,203,700
Income taxes payable	759,400	—
Accrued liabilities	1,632,700	1,286,300
Discounted lease rentals	815,100	896,800
Rents received in advance	82,000	134,800
Deferred revenue	1,547,800	1,641,700
Deferred income taxes	3,549,900	3,549,900
Total current liabilities	14,715,400	20,513,200
Long-Term Liabilities:
Discounted lease rentals	180,700	177,900
Rents received in advance	112,200	117,700
Deferred revenue	954,000	953,000
Other liabilities	1,219,700	1,254,700
Deferred income taxes	2,594,300	2,594,300
Total long-term liabilities	5,060,900	5,097,600
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,999,647 and 4,996,459 shares issued and outstanding	112,700	—
Accumulated other comprehensive loss	(1,900)	(4,000)
Retained earnings	21,789,500	17,932,000
Total shareholders’ equity	21,900,300	17,928,000
	$41,676,600	$43,538,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
REVENUE:
Royalties	$8,474,900	$8,288,500
Leasing income	3,407,800	2,392,100
Merchandise sales	665,700	709,800
Franchise fees	414,600	285,000
Other	185,400	158,000
Total revenue	13,148,400	11,833,400
COST OF MERCHANDISE SOLD	641,100	664,300
LEASING EXPENSE	279,700	239,800
PROVISION FOR CREDIT LOSSES	13,800	(53,000)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,537,900	5,136,100
Income from operations	6,675,900	5,846,200
LOSS FROM EQUITY INVESTMENTS	—	(37,400)
INTEREST EXPENSE	(89,500)	(69,800)
INTEREST AND OTHER INCOME (EXPENSE)	(10,200)	46,300
Income before income taxes	6,576,200	5,785,300
PROVISION FOR INCOME TAXES	(2,518,700)	(2,269,300)
NET INCOME	$4,057,500	$3,516,000

EARNINGS PER SHARE - BASIC	$.81	$.70

EARNINGS PER SHARE - DILUTED	$.78	$.67

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,997,322	5,052,952

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,202,696	5,280,202